Exhibit 99.1

News Announcement

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni
Beasley Broadcast Group, Inc.	JCIR
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP ANNOUNCES MEDICAL LEAVE OF

ABSENCE FOR CHIEF EXECUTIVE OFFICER GEORGE G. BEASLEY

NAPLES, Florida, March 18, 2016 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (the “Company”), today announced that George G. Beasley, Chief Executive Officer of the Company, will be on a medical leave of absence, effective immediately. The Company also announced that Caroline Beasley, Executive Vice President/Chief Financial Officer, will serve as Interim Chief Executive Officer during Mr. Beasley’s absence. Mr. Beasley will continue to serve as Chairman of the Company’s Board of Directors.

Caroline Beasley, 53, has served as the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary since 1994 and as a Director since 1983. She joined the Company in 1983 and since that time has served in various capacities including Business Manager, Assistant Controller and Corporate Controller. Ms. Beasley currently serves on the Board of Directors of the National Association of Broadcasters and on the Board of Directors of Broadcast Music, Inc. She is also a member of the University of North Carolina Board of Visitors. She previously served on the Board of Directors of the Radio Music License Committee and on the Board of Directors and the Radio Executive Committee of the National Association of Broadcasters. Ms. Beasley has a B.S. from the University of North Carolina. Ms. Beasley is the daughter of George G. Beasley and the sister of Bruce G. Beasley, President, Chief Operating Officer and Director of the Company and Brian E. Beasley, Vice President of Operations and Director of the Company.

Ms. Beasley commented, “George’s passion for radio and entrepreneurial spirit have made a positive and lasting impact on the industry and in the development and long-term success of Beasley Broadcast Group. On behalf of Company employees, family, friends and business associates, our heartfelt thoughts are with George during his medical leave. Out of respect, we will be honoring his request for privacy and will not be commenting further on his condition at this time.

“Given the life-long participation in the radio industry and at Beasley Broadcast Group of President and Chief Operating Officer, Bruce Beasley; Vice President of Operations, Brian Beasley; myself, and our strong team of corporate and local management and personnel, I am confident that our operations will remain completely on course during George’s leave.”

About Beasley Broadcast Group

Founded in 1961, Beasley Broadcast Group, Inc., www.bbgi.com, is a radio broadcasting company that owns and operates 52 stations (34 FM and 18 AM) located in twelve large- and mid-size markets in the United States.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2015. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: external economic forces that could have a material adverse impact on our advertising revenues and results of operations; our radio stations may not be able to compete effectively in their respective markets for advertising revenues; we may not remain competitive if we do not respond to changes in technology, standards and services that affect our industry; our substantial debt levels; and, the loss of key personnel. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of March 18, 2016, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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